                                                                      EXHIBIT 2

                                 AMENDMENT NO. 1
                                     to the
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 (this "Amendment") to the Agreement and Plan of Merger, dated as of November 27, 2000 (the "Merger Agreement"), by and among Luxtec Corporation, a Massachusetts corporation ("Parent"), Laser Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and PrimeSource Surgical, Inc., a Delaware corporation (the "Company"), is made and entered into as of February 8, 2001.

         WHEREAS, Parent, Merger Sub and the Company desire to amend the Merger Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. Unless otherwise specifically defined herein, each term used herein that is defined in the Merger Agreement shall have the meaning assigned to such term in the Merger Agreement. Each reference to "hereof," "hereunder," herein" and "hereby" and other similar reference contained in the Merger Agreement shall from and after the date of this Amendment refer to the Merger Agreement as amended hereby.

2. SUBSECTION 2.1(h). Subsection 2.1(h) of the Merger Agreement shall be amended to read in its entirety as follows:

         "Each share of Additional Company Stock, excluding the Company Series C-3 Preferred Stock, if any, issued and outstanding immediately prior to the Effective Time (other than shares, if any, which are Additional Dissenting Shares) shall be converted into and exchanged for the right to receive a fraction of a share of Additional Parent Stock equal to the quotient of (i) the Exchange Ratio divided by (ii) the number of shares of Parent Common Stock into which such share of Additional Parent Stock is convertible.

3. SUBSECTION 2.1(k). Subsection 2.1(k) of the Merger Agreement shall be amended to read in its entirety as follows:

         "Immediately prior to the Effective Time, Parent shall designate a number of shares sufficient to consummate the Merger of the following new series of preferred stock: (i) the Parent Series B Preferred Stock in the form and substance as set forth in EXHIBIT A hereto to be issued to the holders of the Company Junior Preferred Stock pursuant to the Merger, (ii) the Parent Series C Preferred Stock in the form and substance as set forth in EXHIBIT B hereto to be issued to the holders of the Company Senior Preferred Stock, (iii) the Parent Series D Preferred Stock in the form and substance as set forth in EXHIBIT G hereto to be issued to the holders of the Company Series C-3 Preferred Stock and (iv) subject to Section 5.18 hereof, for any series of

                                  Exhibit 2-1
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Additional Company Stock, a series of Additional Parent Stock with terms substantially similar to such series of Additional Company Stock to be issued to the holders of such series of Additional Company Stock; PROVIDED, that the designation of such Additional Parent Stock shall not require the approval of Parent's stockholders.

4. SECTION 2.1. A new subsection shall be added to Section 2.1 of the Merger Agreement to read as follows:

         "(n) Each share of Company Series C-3 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares, if any, which are Series C-3 Dissenting Shares) shall be converted into and exchanged for the right to receive a fraction of a share of Parent Series D Preferred Stock equal to the Preferred Exchange Ratio."

5. SECTION 3.30. Section 3.30 of the Merger Agreement shall be amended to read in its entirety as follows:

         "EXCHANGE OF THE PARENT SERIES A PREFERRED STOCK. The exchange of the Parent Series A Preferred Stock as contemplated by the Agreement, dated as of February 8, 2001, by and between Parent and Geneva Middle Market Investors, L.P. will not violate any Law of the Commonwealth of Massachusetts."

6. SECTION 5.11. Section 5.11 of the Merger Agreement shall be deleted in its entirety.

7. SECTION 5.12. Section 5.12 of the Merger Agreement shall be deleted in its entirety.

8. SECTION 5.17. Section 5.17 of the Merger Agreement shall be amended to read in its entirety as follows:

         "Prior to the Effective Time, Parent shall execute (i) the Registration Rights Agreement in the form and substance as set forth in EXHIBIT C hereto and
(ii) the Co-Sale Agreement in the form and substance as set forth in EXHIBIT D hereto."

9. SUBSECTION 6.3(e). Subsection 6.3(e) of the Merger Agreement shall be deleted in its entirety.

10. SUBSECTION 6.3(f). Subsection 6.3(f) of the Merger Agreement shall be deleted in its entirety.

11. SUBSECTION 7.1(b)(ii). Subsection 7.1(b)(ii) of the Merger Agreement shall be amended to read in its entirety as follows:

         "the Merger shall not have been consummated before March 1, 2001 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate);"




                                   Exhibit 2-2
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12.      SECTION 8.1. Section 8.1 of the Merger Agreement shall be amended to add or change the following defined terms:

         "`Company Series C-3 Preferred Stock' shall mean the Company Series C-3 Exchangeable Preferred Stock, $0.001 par value per share.

         `Dissenting Shares' shall mean, collectively, (i) the Common Stock Dissenting Shares, (ii) the Series A Dissenting Shares, (iii) the Series B-1 Dissenting Shares, (iv) the Series B-2 Dissenting Shares, (v) the Series B-3 Dissenting Shares, (vi) the Series C Dissenting Shares, (vii) the Series C-2 Dissenting Shares, (viii) the Series C-3 Dissenting Shares and (ix) the Additional Dissenting Shares.

         `Parent Series D Preferred Stock' shall mean the Parent Series D Preferred Stock, $1.00 par value per share, to be designated and issued pursuant to the Merger.

         `Series C-3 Dissenting Shares' shall mean the shares of Company Series C-3 Preferred Stock that are outstanding immediately prior to the Effective Time and which are held by Company Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights."

13. EXHIBITS. Each of EXHIBITS A, B, C and D to the Merger Agreement are amended and restated in their entirety as attached hereto. EXHIBIT G, attached hereto, is hereby added to the Merger Agreement.

14. EFFECTIVENESS OF THE MERGER AGREEMENT. Except as amended hereby, the Merger Agreement shall continue in full force and effect.

















                                   Exhibit 2-3
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         IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                              LUXTEC CORPORATION


                              By: /s/ JAMES HOBBS
                                 ---------------------------------------------
                                 Name:  James Hobbs
                                 Title: President and Chief Executive Officer


                              LASER MERGER SUB, INC.

                              By: /s/ JAMES HOBBS
                                 ---------------------------------------------
                                 Name:  James Hobbs
                                 Title: Chief Executive Officer


                              PRIMESOURCE SURGICAL, INC.


                              By: /s/ JOHN F. ROONEY
                                 ---------------------------------------------
                                 Name:   John F. Rooney
                                 Title:  President and Chief Executive Officer























                                   Exhibit 2-4